UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities

    On June 24, 2013, the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx” or “the Company”) approved a strategic restructuring plan to improve operational efficiency to support the Company’s growth initiatives in its key markets (the “2013 Restructuring Plan”).

    The 2013 Restructuring Plan includes the realignment of headquarters resources and the strategic review of five distribution centers.  Based on the Company’s current analysis of its most attractive market opportunities and geographic footprint, the Company has begun exploring various strategic alternatives regarding the future operations of the five distribution centers.   The Company will consider alternatives to increase stockholder value, which could include various forms of strategic partnering, as well as the possible sale or closure of certain distribution centers.  During the process, the Company will continue to fully operate the impacted distribution centers.  These actions are commencing immediately and are expected to be completed during the fiscal third quarter of 2013.

    In connection with the 2013 Restructuring Plan and the previously announced change in the Company’s executive leadership, the Company expects to recognize aggregate pre-tax restructuring charges in its current fiscal year GAAP financial results in the range of $11.5 to $12.5 million.  Fiscal second-quarter GAAP financial results are expected to include pre-tax restructuring charges of approximately $5.0 million in severance charges, approximately $2.0 million in stock compensation charges, and approximately $1.0 million in other charges.  Fiscal third-quarter GAAP financial results are expected to include in the range of $1.5 to $2.5 million of non-cash restructuring charges in lease reserves related to facilities to be sold or closed.  Excluding the five distribution centers, the Company expects these actions to generate annual payroll related and other cost savings in the range of $9.0 to $10.0 million. Upon completion, the Company expects to generate in the range of $25.0 to $27.0 million in operating cash, a portion of which will be reinvested in its other markets, with the balance used to pay down its long-term debt.

Item 7.01	Regulation FD Disclosure

    A copy of BlueLinx’ press release issued June 25, 2013 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    Forward-looking Statements

    This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release dated June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

	By:	/s/ Sara E. Epstein
Sara E. Epstein
Vice President, General Counsel and Secretary

Dated: June 25, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 25, 2013.